Borrower:	Integrated Environmental Technologies, Ltd.	Loan Number: 000000001
Address:	4235 Commerce Street	Date: April 1, 2005
Little River, South Carolina 27909

PROMISSORY NOTE with BALLOON PAYMENT

BORROWER(S) ..REPRESENTS HEREWITH THAT THE LOAN EVIDENCED HEREBY IS BEING OBTAINED FOR BUS/HESS/COMMERCIAL PURPOSES. For value received, the undersigned, jointly and severally, if more than one, promises to pay to DaVinci-Franklin Fund I, LLC (the "Lender") the sum of One Hundred and Fifty Thousand & 00/100 Dollars ($150,000.00), plus interest according to the provisions provided herein below in immediately available coin or currency of the United States of America.

PAYMENTS & INTEREST

Principal and interest is payable in full at maturity on August 29, 2005 (120 days from date of this Note) in the amount of One Hundred and Eighty Thousand & 00/100 Dollars ($180,000.00). Borrower will make this payment to Lender at the following address: 770 East Warm Springs Road, Suite 250, Las Vegas, Nevada 89119.

Borrower has the option to extend payment for an additional 30 days from the original payment date of August 29, 2005 with payment due and payable in full at maturity on September 28, 2005 in the amount of One Hundred and Ninety Thousand & 00/100 Dollars ($190,000.00).

Borrower has the option to extend payment for an additional 60 days from the original payment date of August 29, 2005 with payment due and payable in full at maturity on October 28, 2005 in the amount of Two Hundred Thousand & 00/100 Dollars ($200,000.00).

SECURED NOTE

This Note is given by the undersigned in connection with the following agreements (if any) between the undersigned and the Lender:

1) Mortgage(s) granted in favor of Lender as mortgagee / beneficiary, dated April 1, 2005 and granted by Integrated Environmental Technologies, Ltd. in the maximum principal amount of $150,000.00.

2) Security Agreement(s) granting a security in                                                                      to Lender dated                                                  given by                                                                     .

All of the terms, conditions and covenants of the above described agreements (the "Agreements") are expressly made a part of this promissory note (the "Note") by reference in the same manner and with the same effect as if set forth herein at length and any holder of this Note is entitled to the benefits of and remedies provided in the Agreements and any other agreements by and between the undersigned and the Lender.

NO WAIVER BY LENDER/NOTE HOLDER

No delay or omission on the part of the holder in exercising any right hereunder shall operate as d waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on anyone occasion be deemed a bar to or waiver of the same or of any other right on any future occasion. Everyone of the undersigned and every endorser or guarantor of this Note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to anyone or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral if at any time there be available to the holder collateral for this Note, and to the additions or releases of any other parties or persons primarily or secondarily liable.

DEFAULT

The failure to pay any part of the principal or interest when due on this Note or to fully perform any covenant, obligation or warranty on this or on any other liability to the Lender by any affiliate (as defined in 11 USC Section (101) (2)), or by any guarantor or surety of this Note (said affiliate, guarantor, . and surety are herein called "Obligor"); or if any financial statement or other representation made to the Lender by any of the undersigned or any Obligor shall be found to be materially incorrect or incomplete; or in the event the default pursuant to any of the Agreements or any other obligation of any of the undersigned or any Obligor in favor of the Lender; or in the event the Lender demands that the undersigned secure or provide additional security for its obligations under this Note and security deemed adequate and sufficient by the Lender is not given when demanded; or in the event one or more of the undersigned or any Obligor shall die, terminate its existence, allow the appointment of a receiver for any part of its property, make an assignment for the benefit of creditors, or where a proceeding under bankruptcy or insolvency laws is initiated by or against any of the undersigned or any Obligor; or in the event the Lender should otherwise deem itself, its security interest, or any collateral unsafe or insecure; or should the Lender in good faith believe that the prospect of payment or other performance is impaired; or if there is an attachment, execution, or other judicial seizure of all or any portion of the Borrower's or any Obligor's assets, including an action or proceeding to seize any funds on deposit with the Lender, and such seizure is not discharged within 20 days; or if final judgment for the payment of money shall be rendered against the Borrower or any Obligor which is not covered by insurance and shall remain undischarged for a period of 30 days unless such judgment or execution thereon is effectively stayed; or the termination of any guaranty agreement given in connection with this Note, then anyone of the same shall be a material default hereunder and this Note and other debts due the Lender by anyone or more of. undersigned shall immediately become due and payable without notice, at the option of the Lender. From and after any event of default hereunder, interest shall accrue on the sum of the principal balance and accrued interest then outstanding at the variable rate equal to the Lender's Rate of 12% plus 5% per annum ("Default Rate"), provided that such rate shall not exceed at any time the highest rate of interest permitted by the laws of the State of South Carolina; and further provided that such rate shall apply after judgment. In the event of any default, the then remaining unpaid principal amount and accrued but unpaid interest then outstanding shall bear interest at the Default Rate called for hereunder until such principal and interest have been paid in full. In addition, upon default, the Lender may pursue its full legal remedies at law or equity, and the balance due hereunder may be charged against any obligation of the Lender to any party, including any Obligor. Lender shall not be obligated to accept any check, money order, or other payment instrument marked "payment in full" on any disputed amount due hereunder, and Lender expressly reserves the right to reject, all such payment instruments. Borrower agrees that tender of its check or other payment instrument so marked will not satisfy or discharge its obligation under this Note, disputed or otherwise, even if such check or payment instrument is inadvertently processed by Lender unless in fact such payment is in fact sufficient to pay the amount due hereunder.

PAYMENT OF NOTE HOLDER'S COSTS AND EXPENSES

If this Note is placed with an attorney for collection, the undersigned agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees which the undersigned agrees shall be equal to 15 % of the principal and interest outstanding at the time of acceleration or other action by lender to collect the sums due hereunder, unless the actual attorneys' fees incurred, based upon Lender's counsel's normal hourly fees chargeable to Lender, shall be greater than 15 % of principal and interest, in which case such billed amount based on such hourly rate shall be the attorneys' fee payable hereunder. All obligations of the undersigned and of any Obligor shall bind his heirs, executors, administrators, successors, and/or assigns. Use of the masculine pronoun herein shall include the feminine and the neuter, and also the plural. If more than one party shall execute this Note, the term "undersigned" as used herein shall mean all the parties signing this Note and each of them, and all such parties shall be jointly and severally obligated hereunder. Whenever possible, each provision of this Note shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. All of the undersigned hereby waive all exemptions and homestead laws. The proceeds of the loan evidenced by this Note may be paid to anyone or more of the undersigned. No waivers and modifications shall be valid unless in writing and signed by the Lender. In case of conflict between the terms of this Note and the Construction Loan Agreement issued in connection-herewith, the priority of controlling terms shall be first this Note and then the Loan Agreement. This Note shall be governed by and construed in accordance with the laws of South Carolina.

WAIVER OF APPRAISAL RIGHTS

The taws of South Carolina provide that in any real estate foreclosure proceeding a defendant against whom a personal judgment is taken or asked may within thirty days after the sale of the mortgaged property apply to the court for an order of appraisal. The statutory appraisal value as approved by the court would be substituted for the high bid and may decrease the amount of any deficiency owing in connection with the transaction. TO THE FULLEST EXTENT PERMITTED BY LAW AND AS A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN, MORTGAGOR HEREBY WAIVES AND RELINQUISHES THE STATUTORY APPRAISAL RIGHTS WHICH MEANS THE HIGH BID AT THE JUDICIAL FORECLOSURE SALE WILL BE APPLIED TO THE~ DEBT REGARDLESS OF ANY APPRAISED VALUE OF THE MORTGAGED PROPERTY.

COPY

Borrower hereby acknowledge receipt of a signed copy of this Note.

GIVING OF NOTICES

Unless applicable law requires a different method, any notice that must be given to Borrower under this Note will be given by delivering it or by mailing it by first class to the Borrower at the following address: 4235 Commerce Street, Little River, SC 29566 or at a different address if Borrower gives the Lender notice of change of address in writing.

Any notice that must be given to the Lender under this Note will be given by mailing it by first class mail to the Lender at the following address 770 East Warm Springs Road, Suite 250, Las Vegas, Nevada 89119 or at a different address if Borrower is given written notice of that different address by the Lender.

OBLIGATIONS OF PERSON UNDER THIS NOTE

If more than one person signs this Note, each person is fully and personally obligated to keep all of the promises made in the Note, including the promise to pay the full amount owed. Any person who is a guarantor, surety or endorser of this Note is also obligated to abide by or perform all duties and obligations under this Note. Any person who takes over these obligations, including the obligations of a guarantor, surety or endorser of this Note, is also obligated to keep all of the promises made in this Note. The Note Holder may enforce its rights under this Note against each person individually or against all parties together. This means that any one of the signatories may be required to pay all of the amounts owed under this Note.

ADDITIONAL WAIVERS

Borrower and any other person who has obligations under this Note waive the rights of Presentment and Notice of Dishonor. "Presentment" means the right to require the Note Holder to demand payment of amount due. "Notice of dishonor" means the right to require the Note Holder to give notice to other person that amounts due have not been paid.

UNIFORM SECURED NOTE

This Note is a uniform instrument with limited variations in some jurisdictions. In addition to the protections given to the Note Holder under this Note, a Mortgage, Deed of Trust or Security Deed (the "Security Instrument"), dated the 1st day of April, 2005, protects the Note Holder from possible losses which might result if I do not keep the promises that I make in this Note. That Security Instrument describes how and under what conditions I may be required to make immediate payment in full of all amounts I owe under this Note. Some of those conditions are described as follows:

If all or any part of the Property or any interest in it is sold or transferred (or if Borrower is not a natural person and a beneficial interest in Borrower is sold or transferred) without Lender's prior written consent, Lender may require immediate payment in full of all sums secured by this Security Instrument. However, this option shall not be exercised by Lender if exercise is prohibited by federal law as of the date of this Security Instrument.

If Lender exercises this option, Lender shall give Borrower notice of acceleration. The notice shall provide a period of not less than 30 days from the date the notice is delivered or mailed within which Borrower must pay all sums secured by this Security Instrument. If Borrower fails to pay these sums prior to the expiration of this period, Lender may invoke any remedies permitted by this Security Instrument without further notice or demand on Borrower.

IN WITNESS WHEREOF, the undersigned, on this 1st day of April 2005, has caused this note to be executed under seal.

WITNESS:	Integrated Environmental Technologies, Ltd.

/s/ Katharine M. Keaton	By: /s/ William E. Prince
Its: /s/ President

WITNESS:

By:
Its: